Exhibit 10(n)
THE SCOTTS MIRACLE-GRO COMPANY
2006 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT FOR EMPLOYEES
(WITH RELATED DIVIDEND EQUIVALENTS)
PERFORMANCE SHARES GRANTED
TO BARRY SANDERS ON OCTOBER 30, 2007
The Scotts Miracle-Gro Company (“Company”) believes that its business interests are best served by ensuring that you have an opportunity to share in the Company’s business success. To this end, the Company adopted The Scotts Miracle-Gro Company 2006 Long-Term Incentive Plan (“Plan”) through which key employees, like you, may acquire (or share in the appreciation of) common shares, without par value, of the Company (“Shares”). Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.
This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:
     - Read the Plan and this Award Agreement carefully; and
     - Contact Pam Kuryla, Vice President, Global Total Rewards at (937) 644-7634 if you have any questions about your Award. Or, you may send a written inquiry to the address shown below:
The Scotts Miracle-Gro Company
Attention: Pam Kuryla
14111 Scottslawn Road
Marysville, Ohio 43041
Also, no later than December 15, 2007 you must return a signed copy of this Award Agreement to:
Merrill Lynch
Attention: Edward J. Yen & Associates
8425 Pulsar Pl., Ste. 200
Columbus, OH 43240
(800) 285-0648
The Company intends that this Award not be considered to provide for “deferred compensation” under Section 409A of the Code and that this Award Agreement be so administered and construed. You agree that the Company may modify this Award Agreement, without any further consideration, to fulfill this intent, even if those modifications change the terms of your Award and reduce its value or potential value.

1. DESCRIPTION OF YOUR AWARD
You have been granted the right to receive up to 40,000 Performance Shares in the aggregate, which includes up to 10,000 Performance Shares for the Fiscal Year 2008 Performance Period (the “2008 Performance Shares”), up to 10,000 Performance Shares for the Fiscal Year 2009 Performance Period (the “2009 Performance Shares”) and up to 20,000 Performance Shares for the Fiscal Year 2010 Performance Period (the “2010 Performance Shares”), and an equal number of related dividend equivalents, subject to the terms and conditions of the Plan and this Award Agreement. Each whole Performance Share represents the right to receive one full Share at the time and in the manner described in this Award Agreement. Each dividend equivalent represents the right to receive a cash amount and/or additional Performance Shares (determined in accordance with Section 4(e)(ii)) in respect of the dividends that are declared and paid during the relevant Performance Period (as described in Section 2) with respect to the Share represented by the related Performance Share.
2. PERFORMANCE PERIODS AND SETTLEMENT
     (a) PERFORMANCE PERIODS.
          (i) The “Fiscal Year 2008 Performance Period” is the period beginning on October 1, 2007 and ending on September 30, 2008.
          (ii) The “Fiscal Year 2009 Performance Period” is the period beginning on October 1, 2008 and ending on September 30, 2009.
          (iii) The “Fiscal Year 2010 Performance Period” is the period beginning on October 1, 2009 and ending on September 30, 2010.
     (b) SETTLEMENT. As soon as practicable following the last day of the relevant Performance Period, the Committee will ascertain whether any of the performance goals (as described in Section 3) were satisfied during such Performance Period and the extent to which such performance goals have been satisfied. If none of the performance goals were satisfied during the relevant Performance Period, all of your Performance Shares relating to such Performance Period will be forfeited. If one or more of the performance goals were satisfied during such Performance Period:
          (i) The Committee will ascertain the number of Performance Shares which you earned (and which have become vested) over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved; and
          (ii) Within 60 days after the last day of the relevant Performance Period, the Company will distribute to you (A) a number of full Shares to you equal to the number of whole Performance Shares that became vested on the last day of the relevant Performance Period and (B) a cash amount for any fractional Performance Share that became vested on the last day of the relevant Performance Period, determined based upon the Fair Market Value of a Share on the last day of such Performance Period.

     (c) There are some special situations in which your Performance Shares may vest earlier. These are described in Sections 4(a)(ii) and 4(c) of this Award Agreement.
3. PERFORMANCE GOALS
     (a) The performance goals established by the Committee with respect to the 2008 Performance Shares are detailed in Attachment A.
     (b) The performance goals with respect to the 2009 Performance Shares and the 2010 Performance Shares will be established by the Committee and set forth in supplemental Attachments B and C, respectively, to this Award Agreement no later than 90 days following the first day of the relevant Performance Period.
4. GENERAL TERMS AND CONDITIONS
     (a) YOU WILL FORFEIT YOUR PERFORMANCE SHARES IF YOU TERMINATE BEFORE THE END OF THE RELEVANT PERFORMANCE PERIOD.
     (i) Except as provided in Section 4(a)(ii) or 4(c):
          (A) Your 2008 Performance Shares will be forfeited if you Terminate for any reason (including retirement) before September 30, 2008.
          (B) Your 2009 Performance Shares will be forfeited if you Terminate for any reason (including retirement) before September 30, 2009.
          (C) Your 2010 Performance Shares will be forfeited if you Terminate for any reason (including retirement) before September 30, 2010.
For purposes of this Award Agreement, “Terminate” (or any form thereof) means cessation of the employee-employer relationship between you and the Company and all Affiliates and Subsidiaries for any reason.
     (ii) Notwithstanding the foregoing, if your employment is Terminated without Cause or for Good Reason (each as defined in the Employment Agreement for Barry Sanders, effective as of October 1, 2007, between you and The Scotts Company LLC), the Committee, in its sole discretion, shall have the authority to vest any or all of your Performance Shares (for any or all of the relevant Performance Periods) and distribute a number of Shares to you equal to the number of Performance Shares so vested no later than 60 days following such Termination.
     (b) YOU MAY FORFEIT YOUR PERFORMANCE SHARES IF YOU ENGAGE IN CONDUCT THAT IS HARMFUL TO THE COMPANY (OR ANY AFFILIATE OR SUBSIDIARY). You will forfeit any outstanding Performance Shares and must return to the Company all Shares and other amounts you have received through the Plan if, without the Company’s written consent, you do any of the following within 180 days before and 730 days after you Terminate:

     (i) You serve (or agree to serve) as an officer, director, consultant, manager or employee of any proprietorship, partnership, corporation or other entity or become the owner of a business or a member of a partnership, limited liability company or other entity that competes with any portion of the Company’s (or any Affiliate’s or Subsidiary’s) business with which you have been involved any time within five years before your Termination or render any service (including, without limitation, advertising or business consulting) to entities that compete with any portion of the Company’s (or any Affiliate’s or Subsidiary’s) business with which you have been involved any time within five years before your Termination;
     (ii) You refuse or fail to consult with, supply information to or otherwise cooperate with the Company or any Affiliate or Subsidiary after having been requested to do so;
     (iii) You deliberately engage in any action that the Company concludes has caused substantial harm to the interests of the Company or any Affiliate or Subsidiary;
     (iv) On your own behalf or on behalf of any other person, partnership, association, corporation, limited liability company or other entity, you solicit or in any manner attempt to influence or induce any employee of the Company or any Affiliate or Subsidiary to leave the Company’s or any Affiliate’s or Subsidiary’s employment or use or disclose to any person, partnership, association, corporation, limited liability company or other entity any information obtained while an employee of the Company or any Affiliate or Subsidiary concerning the names and addresses of the Company’s or any Affiliate’s or Subsidiary’s employees;
     (v) You disclose confidential and proprietary information relating to the Company’s or any Affiliate’s or Subsidiary’s business affairs (“Trade Secrets”), including technical information, product information and formulae, processes, business and marketing plans, strategies, customer information and other information concerning the Company’s or any Affiliate’s or Subsidiary’s products, promotions, development, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company or any Affiliate or Subsidiary to be proprietary and confidential and in the nature of Trade Secrets;
     (vi) You fail to return all property (other than personal property), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been submitted to you in the course of your employment with the Company or any Affiliate or Subsidiary; or
     (vii) You engaged in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before you Terminated.
     (c) CHANGE IN CONTROL. Normally, your Performance Shares will vest only in the circumstances described in Section 2 and, if applicable, Section 4(a)(ii) above. However, if there is a Change in Control, your Performance Shares may vest earlier. You should read the Plan carefully to ensure that you understand how this may happen.
     (d) AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.
     (e) RIGHTS BEFORE YOUR PERFORMANCE SHARES VEST.
     (i) Except as provided in Section 4(e)(ii) below, you will have none of the rights of a shareholder with respect to Shares underlying the Performance Shares unless and until you become the record holder of such Shares.
     (ii) With respect to each dividend equivalent:
          (A) If a cash dividend is declared and paid on the Shares underlying the Performance Shares, you will be credited with a cash amount equal to the product of (I) the number of Performance Shares granted under this Award Agreement that have not been settled or forfeited as of the dividend payment date, multiplied by (II) the amount of the cash dividend paid per Share. Also, a reasonable rate of interest, as determined by the Committee in its sole discretion, will be credited during the relevant Performance Period with respect to any cash amount so credited during the period beginning on the first day of the relevant Performance Period and ending on the last day of the relevant Performance Period. Such cash amount and interest thereon shall be subject to the same terms and conditions as the related Performance Shares and shall be settled in cash if, when and to the extent the related Performance Shares are settled.
          (B) If a Share dividend is declared and paid on the Shares underlying the Performance Shares, you will receive an additional number of Performance Shares equal to the product of (I) the number of Performance Shares granted under this Award Agreement (including additional Performance Shares previously received in accordance with this Section 4(e)(ii)(B)) that have not been settled or forfeited as of the dividend payment date, multiplied by (II) the dividend paid per Share. Such amount shall be subject to the same terms and conditions as the related Performance Shares and shall be settled in Shares if, when and to the extent the related Performance Shares are settled, rounded down to the nearest whole Share.
          (C) In the event a Performance Share is forfeited under this Award Agreement, the related dividend equivalent, plus any applicable interest, will also be forfeited.
     (f) BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any Performance Shares and related dividend equivalents that vest before you die but are settled after you die. This may be done only on the attached Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
     (g) TRANSFERRING YOUR PERFORMANCE SHARES AND RELATED DIVIDEND EQUIVALENTS. Normally, your Performance Shares and the related dividend equivalents may not be transferred to another person. However, as described in Section 4(f), you may complete a Beneficiary Designation Form to name the person to receive any Performance Shares and related dividend equivalents that vest before you die but are settled after you die. Also, the Committee may allow you to place your Performance Shares and related dividend equivalents into a trust established for your benefit or the benefit of your family. Contact [Third Party Administrator] at [TPA Telephone Number] or at the address given above if you are interested in doing this.
     (h) GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
     (i) OTHER AGREEMENTS. Your Performance Shares and the related dividend equivalents will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
     (j) ADJUSTMENTS TO YOUR PERFORMANCE SHARES. Subject to the terms of the Plan, your Performance Shares will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of your Performance Shares will be adjusted to reflect a stock split).
     (k) OTHER RULES. Your Performance Shares and the related dividend equivalents are subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of the grant of Performance Shares and the related dividend equivalents made to you under this Award Agreement.
5. YOUR ACKNOWLEDGMENT OF AWARD CONDITIONS
By signing below, you acknowledge and agree that:
     (a) A copy of the Plan has been made available to you;
     (b) You understand and accept the terms and conditions of your Award;
     (c) You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and

     (d) You must return a signed copy of this Award Agreement to the address given above before [Date 30 Days After Grant Date].

BARRY SANDERS		THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ Barry W. Sanders	By:	/s/ Denise S. Stump

Date signed: 1/7/2008		Denise S. Stump Executive Vice President, Global Human Resources Date signed: 12/20/2007

ATTACHMENT A
Performance Goal for Fiscal Year 2008 Performance Period
Performance Shares for the Fiscal Year 2008 Performance Period will be earned ratably based on actual North America Total EBTA (which includes SLS and Smith & Hawken) performance as indicated in the following table.

			In $Millions
					FY08
Measurement					Budget
Level	Measure	Weight	Minimum	Maximum	(info only)
North America - Total	EBTA	100%	$276.9	$342.6	$346.1
$ vs. Budget			(69.2)	(3.5)
% of Budget			80.0%	99.0%
Number of Performance Shares Earned			5,000	10,000
Shares will be earned on a straight-line basis for performance between threshold and maximum
If the minimum performance goal is not satisfied, all of the 2008 Performance Shares will be forfeited.

ATTACHMENT B
[Insert Performance Goals for Fiscal Year 2009 Performance Period]

ATTACHMENT C
[Insert Performance Goals for Fiscal Year 2010 Performance Period]